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                                                                  EXHIBIT 3-(b)

                                   BY-LAWS
                                      OF
                                  SONAT INC.

                    AMENDED AND IN EFFECT DECEMBER 1, 1995

                                  ARTICLE 1
                                 STOCKHOLDERS

     SECTION 1. ANNUAL MEETING. The annual meeting of stockholders for the purpose of electing directors and an Auditor and of transacting such other business as may come before it shall be held at such time as may be specified by resolution of the Board of Directors.

     SECTION 2. SPECIAL MEETINGS. Special meetings of the stockholders may be called in the manner provided in Section (6), Article FIFTH of the Certificate of Incorporation.

     SECTION 3. PLACE OF MEETING. Every meeting of the stockholders shall be held at the principal office of the Corporation in the City of Birmingham, Alabama; except that the Board of Directors may provide for the holding of any meeting of the stockholders at such other place, within or without the State of Alabama, as the Board shall by resolution determine.

     SECTION 4. NOTICE OF MEETINGS. It shall be the duty of the Secretary or an Assistant Secretary to cause a notice of each meeting of the stockholders of the Corporation to be mailed at least ten and not sooner than fifty days before the meeting, unless a different period is prescribed by law, to each stockholder entitled to vote at such meeting at his address as it appears upon the books of the Corporation.

     Unless the Certificate of Incorporation otherwise provides, any previously scheduled meeting of the stockholders may be postponed and any special meeting of the stockholders may be cancelled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.

     SECTION 5. QUORUM. At any meeting of the stockholders, the holders present in person or by proxy of a majority of the outstanding shares of capital stock entitled to vote shall constitute a quorum of the stockholders for all purposes (unless the representation of a larger number of shares shall be required by law or by the Certificate of Incorporation, in which case the representation of the number of shares so required shall constitute a quorum).




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     The Chairman of the meeting or a majority of the shares so represented may adjourn the meeting from time to time, whether or not there is such a quorum.
No notice of the time and place of adjourned meetings need be given except as required by law.

     SECTION 6. ORGANIZATION AND CONDUCT OF MEETINGS. The Chairman of the Board shall call meetings of stockholders to order and shall act as Chairman of such meetings. In the absence of the Chairman of the Board at any meeting, the President or, in his absence, any Vice President designated by the Board to perform the duties of the Chairman of the Board shall act as Chairman. In the absence of the Chairman of the Board, the President and any such Vice President at any meeting, the holders of a majority of the shares of capital stock entitled to vote present in person or by proxy at such meeting shall elect a Chairman.

     The Secretary of the Corporation shall act as Secretary of all meetings of the stockholders; but, in the absence of the Secretary, the Chairman may appoint any person to act as Secretary of the meeting.

     It shall be the duty of the Secretary to prepare and make, at least ten days before every meeting of stockholders, a complete list of stockholders entitled to vote at said meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in his name. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for the ten days preceding the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     Proceedings at every meeting of stockholders shall, at the election of the Chairman, comply with Roberts' Rules of Order (latest published edition).

     SECTION 7. NOTICE OF STOCKHOLDER BUSINESS. All business properly brought before an annual meeting shall be transacted at such meeting. Business shall be deemed properly brought only if it is (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (iii) brought before the meeting by a stockholder of record entitled to vote at such meeting if written notice of such stockholder's intent to bring such business before such meeting is delivered to, or mailed, postage prepaid, and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the


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date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of a meeting date is first made by the Corporation (the "Notice Deadline"). For purposes of this By-Law, and Section 2 of Article II hereof, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Each notice given by such stockholder shall set forth: (A) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and the beneficial owner, if any, on whose behalf the proposal is made; (B) a representation that the stockholder giving the notice is a holder of record of stock of the Corporation entitled to vote at such meeting (or if the record date for such meeting is subsequent to the date required for such stockholder notice, a representation that the stockholder is a holder of record at the time of such notice and intends to be a holder of record on the record date of such meeting) and intends to appear in person or by proxy at such meeting to propose such business; (C) any material interest of the stockholder or such beneficial owner in such business; and (D) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and the number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner. The Chairman of the meeting may refuse to transact any business at any meeting made without compliance with the foregoing procedure.

     SECTION 8. VOTING. Subject to the provisions of the Certificate of Incorporation or of law, every holder of common stock of the Corporation which is entitled to vote shall be entitled to one vote for each share of such stock registered in the name of such stockholder upon the books of the Corporation. Subject to the provisions of the Certificate of Incorporation or of law, every holder of a share of Serial Preference Stock of each series of the Corporation which is entitled to vote shall be entitled to the number of votes specified in the resolutions adopted by the Board of Directors providing for the issue of such series for each share of Serial Preference Stock of such series registered in the name of such stockholder upon the books of the Corporation. Shares of common stock and Serial Preference Stock may be voted in person or by proxy, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer


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period.  All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote of the holders of shares of capital stock entitled to vote who are present in person or by proxy, except as otherwise provided in Article VII of these By-Laws, the Certificate of Incorporation or the laws of the State of Delaware.

                                   ARTICLE II
                               BOARD OF DIRECTORS

     SECTION 1. NUMBER AND TERM OF OFFICE. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, the number of such directors to be determined solely by resolution of the Board of Directors, acting by not less than a majority of the directors then in office (subject to the provisions of Section (1), Article FIFTH of the Certificate of Incorporation). Each director shall be elected to a three-year term of office (subject to the provisions of Sections (2) and (7), Article FIFTH of the Certificate of Incorporation and Section 3 of this Article) to serve until his successor shall have been elected and shall have qualified (subject to the provisions of Section (A)(7), Article FOURTH of the Certificate of Incorporation).

     SECTION 2. NOTIFICATION OF NOMINATIONS. Subject to the rights of the holders of any one or more series of Serial Preference Stock then outstanding, nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of directors. Any stockholder entitled to vote for the election of directors at an annual meeting or a special meeting called for the purpose of electing directors may nominate persons for election as directors at such meeting only if written notice of such stockholder's intent to make such nomination is delivered to, or mailed, postage prepaid, and received by, the Secretary of the Corporation at the principal executive offices of the Corporation, in the case of an annual meeting, not later than the Notice Deadline, and in the case of a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting, not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. Notwithstanding the immediately preceding sentence, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to


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the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual or special meeting commence a new time period for the giving of a stockholder's notice as described above. Each notice given by such stockholder shall set forth: (A) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nominations are made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner;
(B) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting (or if the record date for such meeting is subsequent to the date required for such stockholder notice, a representation that the stockholder is a holder of record at the time of such notice and intends to be a holder of record on the record date for such meeting) and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (C) a description of all arrangements or understandings between the stockholder or beneficial owner and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder or beneficial owner; (D) as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and Rule 14a-11 thereunder; and (E) the consent of each nominee to be named in the proxy statement as a nominee and to serve as a director of the Corporation if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person made without compliance with the foregoing procedure.

     SECTION 3. VACANCIES AND REMOVAL. Vacancies occurring in the Board of Directors shall be filled as provided in Section (3), Article FIFTH of the Certificate of Incorporation. The removal of any director or the entire Board of Directors shall be as provided in Section (7), Article FIFTH of the Certificate of Incorporation.

     SECTION 4. PLACE OF MEETING, ETC. The Board of Directors may hold its meetings and may have an office and keep the books of the Corporation (except as may be otherwise provided by law) in such place or places in the State of Delaware or outside the State of Delaware as the Board from time to time shall determine.

     SECTION 5. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such times and places as the Board shall determine. No notice shall be required for any regular meeting of the Board of Directors; but a notice of the


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fixing or changing of the time or place of regular meetings shall be mailed to every director at least five days before the first meeting held pursuant to the notice.

     SECTION 6. SPECIAL MEETINGS. Special meetings of the Board of Directors shall be held whenever called by the direction of the Chairman of the Board, the President, or by not less than one-third of the directors in office at the time.

     The Secretary or an Assistant Secretary shall give notice to each director of the time and place of holding each special meeting by mailing the notice at least thirty-six hours before the meeting or by causing the same to be transmitted by other means at least twenty-four hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at any special meeting, subject to the provisions of Article VII of these By-Laws.

     SECTION 7. QUORUM. A quorum for the transaction of business shall consist of no fewer than one-half of the total number of directors, and except as otherwise provided in the Certificate of Incorporation or in these By-Laws, the act of a majority of the directors present at any meeting of the Board of Directors at which a quorum is present shall be the act of the Board of Directors. If at any meeting of said Board there be less than a quorum present, a majority of those present may adjourn the meeting from time to time, and no notice need be given of any such adjourned session of the meeting.

     SECTION 8. COMPENSATION OF DIRECTORS. The amount, if any, which each director shall be entitled to receive as compensation for his services as such shall be fixed from time to time by resolution of the Board of Directors. If any director shall serve as a member of any committee of the Board or perform special services at the instance of the Board, such director may be paid such additional compensation as the Board of Directors may determine. Each director shall be entitled to reimbursement for traveling expenses incurred by him in attending any meeting of the Board of Directors or of a committee. Such compensation and reimbursement shall be payable even though there be an adjournment because of the absence of a quorum.

     SECTION 9. CONDUCT OF MEETINGS. At all meetings of the Board of Directors business shall be transacted in such order as the Board may determine.

     The Chairman of the Board shall preside at all meetings of the Board of Directors. In the absence of the Chairman of the Board, the President shall preside at all meetings of the Board of Directors. In the absence of the President, a Chairman of the meeting shall be elected from the directors present. The Secretary of the Corporation shall act as Secretary of all meetings of the directors, but in the absence of the Secretary, the Chairman of the meeting may appoint any person to act as Secretary of the meeting.


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     SECTION 10.  ACTION WITHOUT MEETING.  Nothing contained in the By-Laws shall be deemed to restrict the power of the directors or members of any committee to take any action required or permitted to be taken by them, without a meeting, in accordance with applicable provisions of law.

     SECTION 11. CONTRACTS. No contract or other transaction between the Corporation and one or more of the directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of the directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or the committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the shareholders.

     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

     The Board of Directors of the Corporation in its discretion may submit for approval, ratification or confirmation by the stockholders any contract, transaction or act of the Board of Directors or any committee thereof or of any officer, agent or employee of the Corporation, and any such contract, transaction or act which shall have been so approved, ratified or confirmed by the holders of a majority of the issued and outstanding stock entitled to vote shall be as valid and binding upon the Corporation and upon the stockholders thereof as though it had been approved and ratified by each and every stockholder of the Corporation.


                                 ARTICLE III
                                 COMMITTEES

     The Board of Directors may by resolution or resolutions passed by a majority of the whole Board designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which to the extent provided in


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the resolution or resolutions shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution or resolutions adopted by the Board of Directors. If provision be made for any such committee or committees, the members thereof shall be appointed by the Board of Directors and shall serve during the pleasure of the Board of Directors. A majority of the members of a committee shall constitute a quorum for the transaction of business. The Board of Directors may designate one or more directors of the Corporation as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee and who, in such event, shall be counted in determining the presence of a quorum. Vacancies in such committees shall be filled by the Board of Directors; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. The Board of Directors may at its pleasure discontinue any such committee or committees.


                                 ARTICLE IV
                                  OFFICERS

     SECTION 1. OFFICERS. The officers of the Corporation shall be a Chairman of he Board, a President, a Chief Financial Officer, one or more Vice Presidents (one President), a Treasurer and a Secretary, each of whom shall be elected by the Board of Directors. The Board of Directors may from time to time appoint such other officers, including Vice Chairmen, Assistant Vice Presidents, Comptroller, Assistant Treasurers, Assistant Comptrollers, Assistant Secretaries and officers of divisions of the Corporation, as the Board may deem advisable, and such officers shall have such authority and shall perform such duties as from time to time may be prescribed by the Board of Directors. In the event of an office becoming vacant due to removal, resignation or other reason, the Board of Directors may fill the vacancy at such time as it may determine. The Chairman of the Board shall be a member of the Board of Directors; the other officers may but need not be directors.

     Except where otherwise expressly provided in a written contract duly authorized by the Board of Directors, all officers, agents and employees shall be subject to removal at any time by the affirmative vote of a majority of the directors in office at the time. Any agent or employee other than one elected or appointed by the Board of Directors shall also be subject to removal at any time by the officer or by the committee appointing him.


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     In addition to the powers and duties of the officers of the Corporation as set forth in these By-Laws, the officers shall have such authority and shall perform such duties as from time to time may be determined by the Board of Directors.

     SECTION 2. THE CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of stockholders and at all meetings of the Board of Directors. The Chairman of the Board shall perform such other duties as shall from time to time be assigned to him by these By-Laws, the Board of Directors or the President. In the absence of the Chairman of the Board or in the event that the office is for any reason vacant, the President shall perform all duties of the Chairman of the Board, including presiding at all meetings of stockholders and at all meetings of the Board of Directors.

     SECTION 3. THE PRESIDENT. The President shall be the chief executive officer of the Corporation and, subject only to the control of the Board of Directors, shall have general management and control of its affairs and business, shall perform all other duties and exercise all other powers commonly incident to his office, or which are or may at any time be authorized or required by law. In the event that the President is unavailable or incapacitated, either the Chairman of the Board or, upon designation by the Board of Directors, a Vice President designated by the Board, shall perform the duties of the President.

     SECTION 4. THE CHIEF FINANCIAL OFFICER. The Chief Financial Officer (who may have such additional titles as shall from time to time be assigned to him by these By-Laws or by the Board of Directors) shall be the principal financial officer of the Corporation and shall have such powers and perform such duties as shall from time to time be assigned to him by these By-Laws, the Board of Directors or the President.

     SECTION 5. THE VICE PRESIDENTS. Each Vice President shall have such powers and perform such duties as shall from time to time be assigned to him by these By-Laws or by the Board of Directors and shall have and may exercise such powers of the President as may from time to time be assigned to him by the President.

     SECTION 6. THE TREASURER. The Treasurer shall have custody of all the funds and securities of the Corporation which may come into his hands, and shall deposit the same with such bank or banks or other depositary or depositaries as the Board of Directors from time to time shall determine; he may endorse on behalf of the Corporation for collection checks, notes and other obligations and shall deposit the same to the credit of the Corporation in such bank or banks or depositary or depositaries as the Board of Directors may designate; he may sign all receipts and vouchers for payments made to the Corporation; he may sign with the Chairman of the Board or the President or a Vice President certificates for


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shares of the capital stock; he shall enter or cause to be entered regularly in the books of the Corporation kept for the purpose full and accurate accounts of all moneys received and paid on account of the Corporation and whenever required by the Board of Directors shall render statements of such accounts;
he shall, at all reasonable times, exhibit his books and accounts to the Auditor or to any director of the Corporation upon application at the office of the Corporation during business hours; and he shall perform all acts incident to the office of Treasurer, subject to the control of the Board of Directors.

     SECTION 7. THE SECRETARY. The Secretary shall keep in books provided for that purpose the minutes of all meetings of the Board of Directors and of all committees of the Board of Directors and the minutes of all meetings of the stockholders; he shall attend to the giving or serving of all notices of the Corporation; he may sign with the Chairman of the Board or the President or a Vice President, in the name of the Corporation, all contracts when authorized so to do either generally or in specific instances by the Board of Directors or by any committee of the Board of Directors having the requisite authority and, when so ordered by the Board of Directors or such committee, he shall affix the seal of the Corporation thereto; he may sign with the Chairman of the Board, the President or a Vice President certificates for shares of the capital stock; he shall have charge of the stock certificate books, transfer books and stock ledgers and such other books and papers as the Board of Directors shall direct, all of which shall at all reasonable times be open to the examination of the Auditor or any director, upon application at the office of the Corporation during business hours; and he shall in general perform all the duties incident to the office of Secretary, subject to the control of the Board of Directors.

     SECTION 8. GIVING OF BOND BY OFFICERS. Any officer of the Corporation, if required to do so by the Board of Directors, shall furnish a bond to the Corporation for the faithful performance of his duties, in such penalties and with such conditions and security or surety or sureties as the Board shall require.

     SECTION 9. VOTING UPON STOCKS. Unless otherwise ordered by the Board of Directors, the Chairman of the Board or the President, or any other officer of the Corporation designated by the Chairman of the Board or the President, shall have full power and authority on behalf of the Corporation to attend and to act and to vote in person or by proxy at any meeting of the holders of securities of any corporation in which the Corporation may own or hold stock or other securities, and at any such meeting shall possess and may exercise in person or by proxy any and all rights, powers and privileges incident to the ownership of such stock or other securities which the Corporation, as the owner or holder thereof, might have possessed and exercised if present. The Chairman of the Board, the President or any other officer of the Corporation designated by the Chairman of the Board or the President, may also execute and deliver on behalf of the Corporation powers of attorney, proxies, waivers of notice and other instruments relating to the stocks


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or securities owned or held by the Corporation.  The Board of Directors may, from time to time, by resolution confer like powers upon any other person or persons.

     SECTION 10. COMPENSATION OF OFFICERS. The officers of the Corporation shall be entitled to receive such compensation for their services as shall from time to time be determined by the Board of Directors.


                                  ARTICLE V
                     CAPITAL STOCK - SEAL - FISCAL YEAR

     SECTION 1. CERTIFICATES FOR SHARES. The certificates for shares of the capital stock of the Corporation shall be in such form as is prescribed by law and approved by the Board of Directors.

     SECTION 2. LOST, STOLEN, OR DESTROYED CERTIFICATES. Any person claiming a stock certificate in lieu of one alleged to have been lost, stolen or destroyed shall give the Corporation or its agent an affidavit as to his ownership of the certificate and of the facts which go to prove that it has been lost, stolen or destroyed. If required by the Board of Directors, he also shall give the Corporation a bond, in such form as may be approved by the Board of Directors, sufficient to indemnify the Corporation against any claim that may be made against it or on account of the alleged loss, theft or destruction of the certificate or the issuance of a new certificate.

     SECTION 3. TRANSFER OF SHARES. Shares of the capital stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by his attorney duly authorized in writing, upon surrender and cancellation of certificates for the number of shares to be transferred, except as provided in the preceding section. Books for the transfer of shares of the capital stock shall be kept by the Corporation or by one or more transfer agents appointed by it.

     SECTION 4. REGULATIONS. The Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.

     SECTION 5. FIXING OF RECORD DATES. The powers of the Board of Directors with respect to the fixing of record dates shall be as provided by the laws of the State of Delaware at the time in effect.

     SECTION 6. CORPORATE SEAL. The Board of Directors shall provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors, a duplicate of


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the seal may be kept and be used by any officer of the Corporation designated by said Board.

     SECTION 7. FISCAL YEAR. The fiscal year of the Corporation shall begin on the first day of January in each year and terminate on the thirty-first day of December in each year.


                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

     SECTION 1. CHECKS, NOTES, CONTRACTS, ETC. Checks and other orders for the payment of money shall be signed by such person or persons as the Board of Directors shall from time to time by resolution determine. Contracts and other instruments or documents may be signed in the name of the Corporation by the Chairman of the Board or the President or by any other officer authorized to sign such contract, instrument or document by the Board of Directors, and such authority may be general or confined to specific instances.

     Checks and other orders for the payment of money made payable to the Corporation may be endorsed for deposit to the credit of the Corporation, with a depositary authorized by resolution of the Board of Directors, by the Chief Financial Officer or Treasurer or such other persons as the Board of Directors may from time to time by resolution determine.

     SECTION 2. LOANS. No loans and no renewals of any loans shall be contracted on behalf of the Corporation except as authorized by the Board of Directors. When authorized so to do by the Board of Directors, any officer or agent of the Corporation may effect loans and advances for the Corporation from any bank, trust company or other institution or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the Corporation. When authorized so to do by the Board of Directors, any officer or agent of the Corporation may pledge, hypothecate or transfer, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, any and all stocks, securities and other personal property at any time held by the Corporation, and to that end may endorse, assign and deliver the same. Such authority may be general or confined to specific instances.

     SECTION 3. WAIVERS OF NOTICE. Whenever notice is required to be given under any provision of law or of the Certificate of Incorporation or of these By-Laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting of stockholders or of directors or of a


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


committee shall constitute waiver of notice of such meeting, except where otherwise provided by law.


                                 ARTICLE VII
                                 AMENDMENTS

     The By-Laws and any amendments thereof may be altered, amended, changed or repealed, or new By-Laws may be adopted, by the Board of Directors at any regular or special meeting by the affirmative vote of all the members of the Board, or at any regular or special meeting the notice of which shall have stated the amendment of the By-Laws as one of the purposes of the meeting, by the affirmative vote of a majority of all the members of said Board; but these By-Laws and any amendments thereof, including By-Laws adopted by the Board of Directors, may be altered, amended, changed or repealed and other By-Laws may be enacted by the stockholders in accordance with the provisions of Section
(10), Article FIFTH of the Certificate of Incorporation.


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